Exhibit 10.10

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

LICENSE AGREEMENT

This License Agreement (“Agreement”) is entered into and effective as of April 28, 2023 (the “Effective Date”), by and between Paragon Therapeutics, Inc., a company organized under the laws of the State of Delaware (“Paragon”), having its principal place of business at 221 Crescent Street, Building 17, Suite 102B, Waltham, MA 02453, and Apogee Biologics, Inc. (“Apogee”), a company organized under the laws of the State of Delaware, having its principal place of business at 2001 Market St., Suite 2500, Philadelphia, PA 19103. Paragon and Apogee are also referred to herein individually as a “Party”, or collectively as the “Parties.”

Recitals

Whereas, Paragon has developed a proprietary platform technology for the discovery and development of antibodies against therapeutically relevant targets;

Whereas, pursuant to that certain Antibody Discovery and Option Agreement, dated as of February 24, 2022, and amended by Amendment to Antibody Discovery and Option Agreement, dated as of November 10, 2022 (the “Option Agreement”), Apogee has engaged Paragon to identify, evaluate and develop one or more antibody candidates directed to certain therapeutic targets and has been granted an exclusive option to enter into one or more separate license agreements to develop, manufacture and commercialize the resulting antibodies with respect to a given target;

Whereas, Apogee has exercised such option with respect to the Licensed Target (as defined below), and the Parties desire to memorialize the exclusive license from Paragon to Apogee with respect to such Licensed Target, all on the terms and subject to the conditions set forth in this Agreement.

Now Therefore, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

Article I

DEFINITIONS

The following initially capitalized terms have the following meanings (and derivative forms of them shall be interpreted accordingly):

1.1            “Affiliate” shall mean any entity controlled by, controlling, or under common control with a Party hereto. For the purpose of this definition, “control” (including, with correlative meaning, the terms “controlled by” or “under common control”) means the direct or indirect ownership of more than fifty percent (50%) of the voting interest in, or more than fifty percent (50%) in the equity of, or the right to appoint more than fifty percent (50%) of the directors or management of, such corporation or other business entity. Notwithstanding the foregoing, with respect to either Party, Affiliates of such Party do not include [***].

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.2            “Agreement” has the meaning set forth in the preamble.

1.3            “[***]” shall mean [***].

1.4            “[***] IP” means the [***] Licensed Patents and the [***] Licensed Know-How.

1.5            “[***] License Agreement” means that certain License Agreement between Paragon and [***], as such agreement may be amended or restated from time to time. A copy of the [***] License Agreement is attached hereto as Exhibit B, which shall be updated from time to time in the event of any amendment to or restatement of the [***] License Agreement becoming effective after the Effective Date.

1.6            “[***] Licensed Know-How” means the Know-How (as defined in the [***] License Agreement) that (a) is licensed by [***] to Paragon under Section 2.1(a)(ii) of the [***] License Agreement, and (b) is reasonably necessary for the Development and/or Commercialization of the Products in the Field in the Territory.

1.7            “[***] Licensed Patents” means the Patent Rights (as defined in the [***] License Agreement) that are (a) licensed by [***] to Paragon under Section 2.1(a)(ii) of the [***] License Agreement, and (b) reasonably necessary for the Development and/or Commercialization of the Products in the Field in the Territory.

1.8            “Antibody” shall mean any molecule, including full [***].

1.9            “Apogee” has the meaning set forth in the preamble.

1.10          “Apogee Indemnitee” has the meaning set forth in Section 10.2.

1.11          “Apogee Intellectual Property” means any Patents, Know-How or Intellectual Property Right that is (a) necessary for, and actually used (or held for use) by Apogee or its Affiliates as of the effective date of termination of this Agreement in, the Development, Manufacturing, or Commercialization of Products and (b) Controlled by Apogee or its Affiliates as of the effective date of termination of this Agreement.

1.12          “Apogee Patents” has the meaning set forth in Section 6.3(b).

1.13          “Apogee Program” has the meaning set forth in Section 3.2(a).

1.14          “Apogee Prosecutable Patents” has the meaning set forth in Section 6.3(b).

1.15          “Applicable Law” means any national, supra-national, federal, state or local laws, rules, guidances and regulations, in each case, as applicable to the subject matter and the party at issue.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.16            “Bankruptcy Code” has the meaning set forth in Section 9.4.

1.17            “Bankruptcy Event” has the meaning set forth in Section 9.4.

1.18            “Business Day” shall mean any day other than Saturday, Sunday or other national holidays in the United States.

1.19            “Calendar Quarter” shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.20            “Calendar Year” shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.21            “Change of Control” means, with respect to any entity, any of the following: (a) the sale or disposition of all or substantially all of the assets of such entity or its direct or indirect controlling Affiliate to a Third Party; or (b) (i) the acquisition by a Third Party, alone or together with any of its Affiliates, other than an employee benefit plan (or related trust) sponsored or maintained by such entity or any of its Affiliates, of more than fifty percent (50%) of the then-outstanding shares of voting capital stock of such entity or its direct or indirect parent entity that holds, directly or indirectly, beneficial ownership of more than fifty percent (50%) of the then-outstanding shares of voting capital stock of such entity (a “Parent Entity”), or (ii) the acquisition, merger or consolidation of such entity or its Parent Entity with or into another entity, other than, in the case of clause (i) or (ii), an acquisition or a merger or consolidation of such entity or its Parent Entity in which the holders of shares of voting capital stock of such entity or its Parent Entity, as the case may be, immediately prior to such acquisition, merger or consolidation will beneficially own, directly or indirectly, at least fifty percent (50%) of the shares of voting capital stock of the acquiring Third Party or the surviving corporation in such acquisition, merger or consolidation, as the case may be, immediately after such acquisition, merger or consolidation, and in each case of (a) or (b), whether through a single transaction or a series of related transactions, but excluding any and all bona fide financing transactions or internal reorganizations for tax purposes (including the change of place of incorporation or domicile of such entity).

1.22            “Claim” has the meaning set forth in Section 10.3.

1.23            “Commercialize” or “Commercializing” shall mean to market, promote, distribute, offer for sale, sell, have sold, import, have imported, export, have exported or otherwise commercialize an Antibody, including any Licensed Antibody or Derived Antibody, or Product, as applicable. When used as a noun, “Commercialization” means any and all activities involved in Commercializing.

1.24            “Commercially Reasonable Efforts” means the level of efforts, expertise, and resources commonly applied by such Party to carry out a particular task or obligation, consistent with the general practice followed by such Party relating to other pharmaceutical compounds, products or therapies owned by it, or to which it has exclusive rights, which are of similar market potential at a similar stage in their development or product life, taking into account issues of safety and efficacy, product profile, the competitiveness of other products in development and in the marketplace, supply chain management considerations, the proprietary position of the compound, product or therapy (including with respect to patent or regulatory exclusivity), the regulatory structure involved, the profitability of the applicable compound, product or therapy (including pricing and reimbursement status achieved), and other relevant technical, legal, scientific or medical factors. For clarity, the “Commercially Reasonable Efforts” of a Party under this Agreement will be determined on a product-by-product and country-by-country basis within the Territory, and it is anticipated that the level of effort for different indications and countries may differ and may change over time, reflecting changes in the status of the compound, product or therapy and the indications and the country or countries involved.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.25            “Confidential Information” of a Party shall mean any and all non-public scientific, business, regulatory or technical information that is disclosed or made available by or on behalf of one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in connection with this Agreement, whether in writing, orally, visually or otherwise. Notwithstanding any provision of this Agreement to the contrary, all Licensed Antibody Inventions and Licensed Antibody Technology shall be the Confidential Information of Apogee; provided that in the event of any termination of this Agreement (other than by Apogee for Paragon’s uncured material breach) and that Apogee assigns the Licensed Antibody Patents to Paragon in accordance with Section 9.6(c), then the Licensed Antibody Inventions and Licensed Antibody Technology shall thereafter be the Confidential Information of Paragon.

1.26            “Control” (including any variations such as “Controlled” and “Controlling”) shall mean, with respect to any technology (including Know-How) or Intellectual Property Rights, possession by a Party and the ability (whether by ownership, license or otherwise) to grant a license or a sublicense of or under such technology or Intellectual Property Rights without violating the terms of any agreement or other arrangement with any Third Party. Notwithstanding the foregoing, a Party and its Affiliates shall not be deemed to “Control” any technology or Intellectual Property Rights that (a) prior to the consummation of a Change of Control of such Party is owned or in-licensed, or (b) after the consummation of a Change of Control of such Party, becomes owned or in-licensed (to the extent such technology or Intellectual Property is developed outside of the scope of the activities conducted hereunder and without use of or reference to any technology or Intellectual Property rights such Party or any of Affiliate of such Party immediately before such Change of Control, or any Confidential Information of the other Party), in each case ((a) or (b)), by a Third Party that becomes an Affiliate of such Party after the Effective Date as a result of such Change of Control or an assignee of such Party after the Effective Date as the result of an assignment of this Agreement in connection with a Change of Control unless prior to the consummation of such Change of Control or assignment, such Party or any of its Affiliates also Controlled such technology or Intellectual Property Rights.

1.27            “Cover” or “Covering” means, with respect to a particular product, any Patent, that, in the absence of a license granted under, or ownership of, such Patent, the making, using, selling, importation, or exportation of such product would infringe a valid and unexpired claim of such Patent.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.28            “CREATE Act” has the meaning set forth in Section 6.3(f).

1.29            “Derived Antibody” shall mean any Antibody that is created by or on behalf of Apogee, its Affiliates or its or their licensees and: (a) is derived from or constitutes a modification of a Licensed Antibody, including [***], and (b) is [***]. For avoidance of doubt, any Antibody that [***] will be deemed a Derived Antibody, irrespective of origin. Notwithstanding the foregoing, a Derived Antibody shall not include (i) [***], or (ii) [***].

1.30            “Develop” or “Developing” shall mean to discover, evaluate, test, research or otherwise develop an Antibody, including a Licensed Antibody or Derived Antibody, or Product. When used as a noun, “Development” means any and all activities involved in Developing.

1.31            “Development Candidate” means a Licensed Antibody or Derived Antibody that has been nominated by Apogee’s Board of Directors as a “Development Candidate”.

1.32            “Directed To” means, with regard to an Antibody or Product, that such Antibody or Product is developed or designed to (a) [***], and (b) [***].

1.33            “Disclosing Party” has the meaning set forth in Section 1.25.

1.34            “Dispute” has the meaning set forth in Section 11.7.

1.35            “Dollar” means a U.S. dollar, and “$” shall be interpreted accordingly.

1.36            “Effective Date” has the meaning set forth in the preamble.

1.37            “Field” shall mean the prophylaxis, palliation, treatment and diagnosis of human disease and disorders in all therapeutic areas.

1.38            “First Commercial Sale” means the first sale of a Product by Apogee, or one of its Affiliates or its or their Sublicensees, to an unaffiliated third party after receipt of all Regulatory Approvals required to market and sell the Product have been obtained in the country in which such Product is sold. Sales for purposes of testing the Product and sample purposes shall not be deemed a First Commercial Sale. Furthermore, for purposes of clarity, the term “First Commercial Sale” as used in this Agreement shall not include: (i) [***]; (ii) [***]; nor (iii) [***].

1.39            “Force Majeure” has the meaning set forth in Section 11.2.

1.40            “Indemnified Party” shall have the meaning provided in Section 10.3.

1.41            “Indemnifying Party” shall have the meaning provided in Section 10.3.

1.42            “Intellectual Property Rights” shall mean any and all proprietary rights provided under (a) patent law, including any Patents; (b) copyright law; or (c) any other applicable statutory provision or common law principle, including trade secret law, that may provide a right in Know-How, or the expression or use thereof.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.43            “Know-How” shall mean all technical information and know-how in any tangible or intangible form, including (a) inventions, discoveries, trade secrets, data, specifications, instructions, processes, formulae, materials (including cell lines, vectors, plasmids, nucleic acids and the like), methods, protocols, expertise and any other technology, including the applicability of any of the foregoing to formulations, compositions or products or to their manufacture, development, registration, use or marketing or to methods of assaying or testing them or processes for their manufacture, formulations containing them or compositions incorporating or comprising them, and (b) all data, instructions, processes, formulae, strategies, and expertise, whether biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical, analytical, or otherwise and whether related to safety, quality control, manufacturing or other disciplines. Notwithstanding the foregoing, Know-How excludes Patent claims.

1.44            “Licensed Antibody Invention” shall mean (a) any invention or discovery, whether or not patentable, that constitutes the composition of matter of, or any method of specifically making or using, any Licensed Antibody or a Derived Antibody; and (b) all Intellectual Property Rights therein, that in each case is Controlled by Paragon or its Affiliates as of the Effective Date or during the Term.

1.45            “Licensed Antibody Patents” shall mean all Patents that Cover the composition of matter of, or any method of specifically making or using, any Licensed Antibody or Derived Antibody.

1.46            “Licensed Antibody” shall mean any and all Antibodies that are Directed To the Licensed Target and that are discovered, generated, identified or characterized by Paragon in the course of performing the Research Program.

1.47            “Licensed Antibody Technology” shall mean (a) the Licensed Antibody Inventions; (b) the Licensed Antibody Patents; (c) the Sequence Information and Results; and (d) all Intellectual Property Rights therein.

1.48            “Licensed Target” means OX-40L.

1.49            “Losses” has the meaning provided in Section 10.1.

1.50            “MAA” means (a) a New Drug Application in the United States, as defined in the United States Federal Food, Drug and Cosmetics Act, and applicable regulations promulgated thereunder by the FDA; (b) a Biologics License Application in the United States, as defined in the United States Public Health Service Act; or (c) any application filed with any Regulatory Authority in a country other than the United States that is equivalent to either of the foregoing.

1.51            “Major Market Country” means any of the following: the [***], and the [***].

1.52            “Manufacture” or “Manufacturing” shall mean to make, produce, manufacture, process, fill, finish, package, label, perform quality assurance testing, release, ship or store an Antibody, including any a Licensed Antibody or Derived Antibody, or Product or any component thereof. When used as a noun, “Manufacture” or “Manufacturing” means any and all activities involved in Manufacturing an Antibody, including any a Licensed Antibody or Derived Antibody, or Product or any component thereof.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.53            “Milestone” has the meaning set forth in Section 5.2.

1.54            “Milestone Payment” has the meaning set forth in Section 5.2.

1.55            “Multispecific Antibody” shall mean any Antibody that is comprised of (a) [***], and (b) [***].

1.56            “Multispecific Patents” has the meaning set forth in Section 6.3(a).

1.57            “Net Sales” means the gross amounts received for Product by Apogee, its Affiliates and Sublicensees for sales or other commercial disposition of such Product in the Territory to unrelated Third Parties, less the following, in each case related specifically to the Product and actually incurred, paid or accrued by Apogee, its Affiliates or Sublicensees and not otherwise recovered by or reimbursed to Apogee, its Affiliates, or Sublicensees;

(a)             [***];

(b)             [***];

(c)             [***];

(d)             [***];

(e)             [***]; and

(f)              [***].

Net Sales will include [***]. Net Sales will be calculated only once for the first bona fide arm’s length sale of the Product by Apogee, its Affiliates or its Sublicensees to a Third Party, and will not include sales between or among [***]. Net Sales shall not include any amounts invoiced for [***] (i) [***], (ii) [***], or (iii) [***].

Net Sales shall be determined from the books and records of Apogee, Affiliates of Apogee or any Sublicensee maintained in accordance with generally accepted accounting principles consistently applied. Apogee further agrees in determining Net Sales, it (or its applicable Affiliate or Sublicensee) will use Apogee’s (or such Affiliate’s or Sublicensee’s) then current standard procedures and methodology.

If a Product is sold as a Combination Product (as defined below), the Net Sales of such Combination Product for the purpose of calculating royalties and sales-based milestones owed under this Agreement for sales of such Combination Product, shall be determined as follows: [***]. If any Other Component in the Combination Product is not sold separately, Net Sales shall be calculated by [***]. If both the Licensed Component and any of the Other Components are not sold separately, the adjustment to Net Sales shall be determined by the Parties [***] to reasonably reflect the [***] of the contribution of such Licensed Component in the Combination Product to the [***] of such Combination Product.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

For purposes of this definition, “Combination Product” means any pharmaceutical product that contains two (2) or more active ingredients, including both (A) a Licensed Antibody or Derivative Antibody (the “Licensed Component”); and (B) one (1) or more active pharmaceutical or biological ingredients that are not a Licensed Antibody or Derivative Antibody (“Other Component(s)”), either as a [***], [***], or [***], and [***].

1.58            “Notice of Dispute” has the meaning set forth in Section 11.7(a).

1.59            “Option Agreement” has the meaning set forth in the recitals.

1.60            “Paragon” has the meaning set forth in the preamble.

1.61            “Paragon Indemnitee” shall have the meaning provided in Section 10.1.

1.62            “Paragon Know-How” means all Know-How in the Licensed Antibody Technology.

1.63            “Party(ies)” means has the meaning set forth in the Preamble.

1.64            “Patent Challenge” means has the meaning set forth in Section 6.4(a).

1.65            “Patent Infringement” means has the meaning set forth in Section 6.4(a).

1.66            “Patents” shall mean (a) unexpired patents and patent applications, (b) any and all divisionals, continuations, continuations-in-part, reissues, renewals, substitutions, registrations, re-examinations, revalidations, extensions, supplementary protection certificates and the like of any such patents and patent applications, and (c) any and all foreign equivalents of the foregoing.

1.67            “Phase I Trial” means a human clinical trial in any country of the type described in 21 C.F.R. §312.21(a), or the foreign equivalent thereof, regardless of where such clinical trial is conducted.

1.68            “Product” shall mean any product that comprises or contains any Licensed Antibody or Derived Antibody (whether alone or as part of a Multispecific Antibody).

1.69            “Prosecute” or “Prosecution” has the meaning set forth in Section 6.3(a).

1.70            “Receiving Party” has the meaning set forth in Section 1.25.

1.71            “Regulatory Approval” means all clearances, approvals (including approval of an MAA as well as any applicable pricing and/or reimbursement approvals), licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell and market a pharmaceutical product in a country or territory under this Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.72            “Regulatory Authority” means any supranational, multinational, federal, national, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the clinical development, manufacture, marketing or sale of a Product in a country or region, including the FDA in the United States and the EMA in Europe.

1.73            “Remaining Recovery” has the meaning set forth in Section 6.4(e).

1.74            “Representatives” of a Party shall mean such Party’s officers, directors, employees, contractors, subcontractors, agents and consultants.

1.75            “Research Program” means the research program conducted by the Parties pursuant to the Option Agreement with respect to the Licensed Target.

1.76            “Results” means the data, results, analysis, conclusions, outcomes, information, documentation and reports (in each case, excluding Licensed Antibody Inventions, Licensed Antibody Patents, and the Sequence Information) that are generated by or on behalf of Paragon in performance of the Research Program, excluding Licensed Antibodies.

1.77            “Reversion Products” has the meaning set forth in Section 9.6(c).

1.78            “ROFN Negotiation Period” has the meaning set forth in Section 2.5(b).

1.79            “ROFN Period” has the meaning set forth in Section 2.5(b).

1.80            “Royalty Payments” has the meaning set forth in Section 5.3.

1.81            “Royalty Term” means, on a Product-by-Product and country-by-country basis, the period commencing on First Commercial Sale of the applicable Product in the applicable country in the Territory and ending, with respect to the particular Product and country at issue on the latest of the following dates: (a) the twelfth (12th) anniversary of the date of first commercial sale of such Product in such country; or (b) the expiration of the last-to-expire Valid Claim of a Licensed Antibody Patent owned or controlled by Paragon or Apogee (or a Patent Controlled by Paragon and licensed to Apogee pursuant to Section 2.1(b)) Covering the Manufacture, use or sale of such Product in the country at issue.

1.82            “Sequence Information” means electronic files of Paragon containing all Project Antibody sequences generated under the Research Program.

1.83            “Sublicensee” means any Third Party with respect to Apogee, to whom Apogee grants a sublicense of, or other authorization or permission granted under, the rights granted to Apogee in Section 2.1.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.84            “Target” means a protein molecule that (a) is chemically distinct from other molecules, and (b) wherein a binding entity derives recognized therapeutic value from binding to such molecule.

1.85            “Term” has the meaning set forth in Section 9.1.

1.86            “Territory” shall mean worldwide.

1.87            “Third Party Claim” shall have the meaning provided in Section 10.1.

1.88            “Third Party” shall mean any person or entity other than Paragon or Apogee or an Affiliate of either Paragon or Apogee.

1.89            “US” or “United States” means the United States of America and its possessions and territories, including Puerto Rico.

1.90            “Valid Claim” means, with respect to a particular country, a claim (including a process, use, or composition of matter claim) of an issued and unexpired patent (or a supplementary protection certificate thereof) that has not (a) irretrievably lapsed or been abandoned, permanently revoked, dedicated to the public or disclaimed, or (b) been held invalid, unenforceable or not patentable by a court, governmental agency, national or regional patent office or other appropriate body that has competent jurisdiction, which holding, finding or decision is final and unappealable or unappealed within the time allowed for appeal.

Article II

LICENSES; TECHNOLOGY TRANSFER; MULTISPECIFIC ANTIBODIES

2.1            License Grant from Paragon.

(a)            Subject to the terms of this Agreement, Paragon hereby grants to Apogee, a worldwide, royalty-bearing, exclusive (even as to Paragon) right and license, including the right to sublicense through multiple tiers (subject to Section 2.2), under Paragon’s interest in and to the Licensed Antibody Technology to use, make, have made, sell, offer for sale, have sold, import, export and otherwise exploit Licensed Antibodies, Derived Antibodies and/or Products in the Field in the Territory.

(b)            Subject to the terms of this Agreement, Paragon hereby grants to Apogee a worldwide, royalty-bearing, nonexclusive right and license, including the right to sublicense through multiple tiers (subject to Section 2.2), under Paragon’s interest in and to any other Patents Controlled by Paragon that are necessary to make, use, sell, offer for sale, have sold, import, export and otherwise exploit Licensed Antibodies or Derived Antibodies in the Field in the Territory. For clarity, the foregoing license rights do not include any rights to that portion of [***] unless the Parties otherwise agree in writing.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

2.2            Sublicenses.

(a)            Any sublicense granted by Apogee under the license granted in Section 2.1 shall be consistent with all relevant terms, conditions and restrictions of this Agreement. Apogee shall remain responsible for all of its payments and other performance obligations due under this Agreement, notwithstanding any license or sublicense that it may grant.

(b)            If any sublicense granted by Apogee under the license granted in Section 2.1 includes a further sublicense by Apogee of the license granted by [***] to Paragon under Section 2.1(a)(ii) of the [***] License Agreement, then the following terms and conditions shall apply:

(i)            each sublicense shall be subject and subordinate to the [***] License Agreement and shall contain provisions consistent with the terms and conditions of the [***] License Agreement;

(ii)           except as to sublicenses to Affiliates, subcontractors and service providers, Apogee shall [***] provide Paragon (or, [***]) with a copy of any executed sublicense agreement (which copy may be redacted to remove financial and other provisions that are not necessary to monitor compliance with this Section 2.2(b)) so that Paragon is able to meet its obligation under Section 3.4 of the [***] License Agreement to provide a copy of such sublicense agreement to [***]; and

(iii)           each such sublicense agreement shall contain the following provisions: (x) [***]; and (y) [***].

2.3            No Implied Licenses; Reservation of Rights. Except as expressly set forth herein, no right or license under any Patents, Know-How or Intellectual Property Right of either Party is granted or shall be granted by implication hereunder. All such rights or licenses are or shall be granted only as expressly provided in this Agreement, and each Party reserves to itself all rights not expressly granted under this Agreement.

2.4            Initial Information Transfer to Apogee. Within [***] days after the Effective Date, Paragon shall provide Apogee with the Paragon Know-How and Results in existence as of the Effective Date. Additionally, on a continuing basis during the term of the Research Program, within [***] days after additional Paragon Know-How or Results come into existence or are identified by Paragon, Paragon shall disclose and transfer such additional Paragon Know-How and Results to Apogee. Each Party shall bear all costs and expenses incurred by such Party in connection with the disclosure and transfer of any Paragon Know-How and/or Results as set forth above. During the first [***] days after the delivery of the Paragon Know-How and Results transferred to Apogee following completion of the Research Program, in the event Apogee makes any reasonable request for further information or assistance specific to any particular Paragon Know-How or Results, Paragon shall disclose and transfer such Paragon Know-How and/or Results and provide reasonable assistance to Apogee in connection therewith at [***] cost and expense at [***] then-current FTE rates.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

2.5            Multispecific Antibodies.

(a)            License to Paragon. Apogee hereby grants to Paragon, a worldwide, royalty-bearing (in accordance with Article V, mutatis mutandis), nonexclusive right and license, including the right to sublicense through multiple tiers, under (i) the Licensed Antibody Patents assigned to Apogee in accordance with Section 6.2, and (ii) the other Licensed Antibody Technology, in each case to use, make, have made, sell, offer for sale, have sold, import, export and otherwise exploit Products containing or comprising Multispecific Antibodies (i.e., [***]) in the Field and in the Territory.

(b)            Right of First Negotiation.

(i)            Commencing on the Effective Date and continuing until the [***] anniversary thereof (“ROFN Period”), Paragon will promptly notify Apogee in writing if Paragon has developed a descriptive research plan with respect to the Development of a Multispecific Antibody or a plan to license or grant rights in a Multispecific Antibody to a Third Party, or enters into good faith negotiations pursuant to an offer to or from any Third Party relating to the foregoing. Together with such notice, Paragon will provide to Apogee all material information and research plans developed by Paragon with respect to such Multispecific Antibody. Apogee will have [***] days from receipt of this notice to deliver a written notice to Paragon of Apogee’s desire to engage in negotiations for an agreement concerning the Development, license or grant of rights to such Multispecific Antibody.

(ii)            If Apogee does not provide such written notice to Paragon of its interest to engage in such negotiations within such [***] day period, Paragon shall be free to enter into an agreement with respect to the Development, license or grant of rights to such Multispecific Antibody with a Third Party without further obligation under this Section 2.5(b). If Apogee does provide Paragon such written notice within such period, the Parties will negotiate [***] on a non-exclusive basis for a period of up to [***] months from the date of Apogee’s notice (“ROFN Negotiation Period”), an agreement for the Development, license or grant of rights to such Multispecific Antibody. Prior to and during the ROFN Negotiation Period, Paragon shall not enter into an agreement with respect to such Multispecific Antibody with any Third Party. Unless and until the Parties have entered into an agreement with respect to such Multispecific Antibody, Apogee shall have no rights with respect to such Multispecific Antibody. In the event that the Parties have not entered into an agreement with respect to Development, license or grant of rights to such Multispecific Antibody prior to the expiration of the ROFN Negotiation Period, Paragon will be free to enter into any agreement with a Third Party with respect to such Multispecific Antibody.

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Article III

[***] LICENSE AGREEMENT

3.1            Generally.

(a)            Applicability of [***] License Agreement. The Parties acknowledge and agree that:

(i)            the [***] IP is licensed by [***] to Paragon under the [***] License Agreement and sublicensed by Paragon to Apogee under Section 2.1 of this Agreement;

(ii)            the sublicense granted by Paragon to Apogee under the [***] IP pursuant to Section 2.1 of this Agreement is subject to and limited in all respects by the terms of the [***] License Agreement;

(iii)           the continued maintenance of the [***] License Agreement during the Term to the extent relating to the Apogee Program is beneficial to both Parties;

(iv)          Apogee agrees to be bound by the terms and conditions of the [***] License Agreement applicable to sublicensees to the extent of the sublicenses granted hereunder; and

(v)           in the event of any conflict between the terms of this Agreement and the terms of the [***] License Agreement that are applicable to Apogee, the terms of the [***] License Agreement shall control to the extent necessary to maintain compliance with the terms of the [***] License Agreement.

(b)            Required Disclosures under the [***] License Agreement. Notwithstanding anything else herein to the contrary, Apogee hereby consents to Paragon: (i) providing a copy of this Agreement to [***] (which copy shall be redacted to remove financial and other provisions that are not necessary to monitor compliance with Section 3.4 of the [***] License Agreement); and (ii) disclosing to [***] any Confidential Information of Apogee that is required to be disclosed to [***] under the terms of the [***] License Agreement, provided that [***] agrees to be bound by written obligations of confidentiality and non-use at least as restrictive as those set forth in Article VII of this Agreement.

3.2            Payments Under [***] License Agreement. As between the Parties, Apogee shall be solely responsible for the following payments due to [***] under the [***] License Agreement:

(a)             [***];

(b)             [***]; and

(c)             [***].

Unless directed otherwise by Paragon, (i) Apogee shall make all such payments directly to [***] in accordance with the terms of the [***] License Agreement and shall [***] provide written confirmation of such payments to Paragon, (ii) Apogee shall deliver directly to [***] all notices, reports and other information required in connection with the foregoing payment provisions in accordance with the terms of the [***] License Agreement and shall [***] provide a copy of such notices and reports to Paragon, and (iii) Apogee shall comply with Sections 5.1 and 5.2 of the [***] License Agreement to the extent applicable to the payments for which Apogee is responsible. Paragon shall [***] provide to Apogee a copy of any invoice received from [***] under Section 4.10 of the [***] License Agreement that is relevant to the payments for which Apogee is responsible (or direct [***] to provide such invoices directly to Apogee). [***].

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3.3            Covenants.

(a)            By Apogee. Apogee hereby covenants and agrees that:

(i)            On or before [***] of each year during the Term, Apogee shall deliver to Paragon a written report for the Apogee Program meeting the reporting requirements set forth in Section 5.3 of the [***] License Agreement;

(ii)           Apogee shall [***] take any action or refrain from taking any action reasonably requested by Paragon in order to maintain compliance with the [***] License Agreement to the extent applicable to the licenses and rights granted by Paragon to Apogee hereunder;

(iii)          Apogee shall cure any breach of the [***] License Agreement caused by any action or omission of Apogee (or cause any Affiliate or Sublicensee of Apogee’s rights to cure any breach of the Apogee License Agreement caused by any action or omission of such Affiliate or Sublicensee) within [***] days of written notice thereof, and shall provide Paragon with written notice of such cure upon completion thereof; and

(iv)           Except as expressly required under this Agreement, Apogee shall not communicate directly with [***] with respect to the [***] License Agreement or the [***] IP without Paragon’s [***] consent, which consent may be withheld in Paragon’s sole discretion.

(b)            By Paragon.

(i)            Paragon shall maintain (to the extent within Paragon’s control) in full force and effect the [***] License Agreement for so long as the rights sublicensed to Apogee under the [***] License Agreement are necessary or reasonably useful to the extent relating to the Apogee Program, including the Development, Manufacture, Commercialization or exploitation of the Products in the Field in the Territory, including by faithfully, fully and timely performing its obligations pursuant to the [***] License Agreement (provided, that Paragon shall not be responsible for any breach or termination of the [***] License Agreement caused by any action or inaction of Apogee, including a breach of this Agreement or the [***] License Agreement), and shall not terminate, in whole or in part, the [***] License Agreement to the extent relating to the Apogee Program without the prior written consent of Apogee;

(ii)           Paragon shall, and in any event, within the relevant time period required under the [***] License Agreement, cure (or shall use [***] to cause any sublicensee of Paragon under the [***] License Agreement other than Apogee to promptly cure) any breach of the [***] License Agreement caused by any action or omission of Paragon or its Affiliates or other sublicensees;

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(iii)          Paragon shall not modify or amend the [***] License Agreement in a manner that adversely and materially effects Apogee’s rights and obligations under this Agreement, including Apogee’s Development, Manufacture, Commercialization or exploitation of the Products in the Field in the Territory under this Agreement or increases the costs and payments of any kind arising under the [***] License Agreement for which Apogee is responsible (whether to Paragon or [***]) without the [***] consent of Apogee, which consent may not be unreasonably withheld, conditioned or delayed;

(iv)          Paragon shall provide to Apogee a copy of any amendment to or restatement of the [***] License Agreement [***] following execution thereof; and

(v)           Paragon shall provide to Apogee a copy of any written notice of alleged breach or termination delivered by [***] under the [***] License Agreement.

Article IV

DEVELOPMENT, MANUFACTURING & COMMERCIALIZATION

4.1            Apogee Responsibilities.

(a)            As between the Parties, Apogee shall be solely responsible for all aspects of the Development, Manufacturing, and Commercialization of the Products in the Territory in the Field during the Term, including distribution, product positioning, product strategy, product branding, core messaging, marketing, promotion, detailing activities and all decisions relating to the setting of Product prices in the Territory; invoicing and booking sales, and establishing all terms of sale, and all regulatory activities with respect to Products in the Territory.

(b)            As between the Parties, Apogee shall be solely responsible for selection, registration and maintenance of all trademarks associated with the Products in the Field in the Territory. As between the Parties, Apogee shall solely own such trademarks in the Territory and pay all relevant costs thereof.

4.2            Regulatory. As between the Parties, Apogee shall control the regulatory strategy, regulatory filings, regulatory activities (including clinical trials for Products) and communication with each Regulatory Authority for the Products in the Field in the Territory. Apogee shall have the right to reference any relevant data generated by Paragon with respect to Licensed Antibodies, Derivative Antibodies, or Products for the purposes of regulatory filings and safety reporting, including all nonclinical data, pre-approval and post-approval clinical use data, and regulatory data with respect thereto. Apogee or its designee shall be the party to file an application to each applicable Regulatory Authority in the Territory for, and to obtain and maintain, in its own name, the Regulatory Approval of the Products in each country in the Territory.

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4.3            Diligence; Reporting. Apogee shall use Commercially Reasonable Efforts (i) to Develop and seek Regulatory Approval for at least one Product in the Field in the United States and at least one other Major Market Country and (ii) upon receipt of Regulatory Approval for a given Product in a given country, to commercialize such Product in such country, in each case ((i) or (ii)) either by itself or through its Affiliates or Sublicensees or its or their respective contractors. Additionally, on or before [***] of each year during the Term, Apogee shall deliver to Paragon a report summarizing its material development efforts with respect to any Licensed Antibodies, Derived Antibodies and Products, including preclinical and clinical activities, and achievement of any Milestones, during the preceding [***]. For the avoidance of doubt, if Apogee determines, in its sole discretion, that it is commercially unreasonable to pursue Commercialization of a Product in any country (other than the United States), it will not be considered a material breach of this Agreement to cease Development or Commercialization of such Product with respect to such country.

Article V

FINANCIAL TERMS

5.1            Upfront Payment. In order to reimburse Paragon for amounts paid under Sections 4.4 and 4.7 of the [***] License Agreement in connection with the execution of this Agreement, Apogee shall pay to Paragon an initial upfront payment in the amount of [***] within [***] Business Days of the Effective Date.

5.2            Milestone Payments. Apogee shall make the following one-time payments to Paragon (each, a “Milestone Payment”), based on the achievement of the corresponding milestone (each, a “Milestone”) by Apogee, its Affiliates, or its Sublicensees with respect to the first Product, Licensed Antibody, or Derived Antibody to achieve such Milestone. Apogee shall, within [***] days after it or its Affiliates achieve such Milestone or within [***] days after it learns that its Sublicensee has achieved such Milestone, make the corresponding Milestone Payment to Paragon. Each Milestone Payment shall be paid no more than once, and Apogee’s total Milestone Payments hereunder shall not exceed Three Million Dollars ($3,000,000).

	Milestone	Milestone Payment
#1	Achievement of Development Candidate	One Million Dollars ($1,000,000)
#2	First dosing of a human patient in a Phase I Trial	Two Million Dollars ($2,000,000)

5.3            Royalties. During the applicable Royalty Term (which shall be measured on a country-by-country and Product-by-Product basis), Apogee shall pay royalties to Paragon equal to [***] percent ([***]%) of Net Sales of all Product sold by Apogee, its Affiliates or its Sublicensees (“Royalty Payments”). For clarity, any Net Sales of Product made in a given country after the expiration of the Royalty Term for such Product in such country will not be royalty-bearing.

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5.4            Payment Reports. Within [***] days after the end of the [***], Apogee shall provide to Paragon a written report, on a [***] basis, stating the [***]; [***]; and [***]. [***].

5.5            Payment Method. All payments due under this Agreement to Paragon shall be made in US Dollars by bank wire transfer in funds to an account designated by Paragon from time to time reasonably in advance of any payment due date.

5.6            Taxes. The Parties agree to cooperate with one another and use reasonable efforts to minimize obligations for any and all income or other taxes required by Applicable Law to be withheld or deducted from any Royalty Payments, Milestone Payments or other payments made by Apogee to Paragon under this Agreement, including by completing all procedural steps, and taking all reasonable measures, to ensure that any withholding tax is reduced or eliminated to the extent permitted under Applicable Law, including income tax treaty provisions and related procedures for claiming treaty relief. To the extent that Apogee is required to deduct and withhold taxes on any payment to Paragon, Apogee shall: (i) deduct such taxes from such payment to Paragon, (ii) pay the amounts of such taxes to the proper government authority in a timely manner, and (iii) promptly submit to Paragon an official tax certificate or other available evidence of such withholding sufficient to enable Paragon to claim such payment of taxes. For the avoidance of doubt, Apogee’s remittance of such withheld amounts to the appropriate governmental authority, together with payment to Paragon of the remaining amount owed, shall constitute full satisfaction of the applicable payment due to Paragon. Apogee shall provide Paragon with reasonable assistance in order to allow Paragon to recover, as permitted by Applicable Law, withholding taxes, value added taxes or similar obligations resulting from payments made hereunder or to obtain the benefit of any present or future treaty against double taxation which may apply to such payments. Paragon shall promptly provide Apogee with any requested tax forms that may be reasonably necessary in order for Apogee to not withhold tax or to withhold tax at a reduced rate under an applicable bilateral tax income treaty.

5.7            Foreign Exchange. If any currency conversion shall be required in connection with the calculation of amounts payable hereunder, such conversion shall be made using the exchange rates reported on the [***] Business Day prior the payment due date for the purchase and sale of Dollars, as reported by the Wall Street Journal (East Coast Edition).

5.8            Late Payments. Any amount owed by Apogee to Paragon under this Agreement that is not paid within the applicable time period set forth herein will accrue interest at the per annum rate of [***] percentage point above the then-applicable United States prime rate as quoted in the Wall Street Journal (East Coast Edition) (or if it no longer exists, a similarly authoritative source), calculated on a [***] basis, or, if lower, the highest rate permitted under Applicable Law.

5.9            Blocked Currency. If by Applicable Law of a country in which Net Sales occurred, conversion of funds into Dollars or transfer of funds from such country to the United States is restricted, forbidden or delayed for more than [***] days, then Apogee can elect, at its sole discretion, that the amounts accrued in such country and owed by Apogee to Paragon under this Agreement shall be paid to Paragon in such country in local currency by deposit in a local bank designated by Paragon, unless the Parties otherwise agree in writing.

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5.10            Records; Inspection.

(a)            Apogee shall, and shall cause its applicable Affiliates to, create and keep complete and accurate records of its sales and other dispositions of all Products, including all records that are reasonably necessary for the purposes of calculating all payments due under this Agreement.

(b)            Upon reasonable advance written notice to Apogee, Paragon shall have the right to retain a nationally recognized (in the US) independent certified public accounting firm to perform on behalf of Paragon an audit, conducted in accordance with U.S. generally accepted accounting principles (GAAP), of such books and records of Apogee or its applicable Affiliates as may be reasonably necessary to verify the accuracy of any reports provided pursuant to Section 5.4 hereunder for any Calendar Quarter ending not more than [***] calendar months prior to the date of such request. Such audits shall not occur more frequently than [***] in each Calendar Year and shall not be conducted more than [***] with respect to any reporting period, in each case other than for cause. All information disclosed or observed during any audit pursuant to this Section 5.10 shall be the Confidential Information of Apogee, and Paragon shall cause the accounting firm to retain all such information as Confidential Information, including, if requested by Apogee, by requiring such accounting firm to enter into a customary confidentiality agreement with Apogee prior to the initiation of any such audit.

(c)            Upon completion of any audit hereunder, the accounting firm shall provide both Apogee and Paragon a written report disclosing whether the reports submitted by Apogee are correct or incorrect, whether the amounts paid are correct or incorrect, and in each case, the specific details concerning any discrepancies. No other information regarding Apogee’s records shall be provided to Paragon.

(d)            Paragon shall bear its internal expenses and the out-of-pocket costs for engaging such accounting firm in connection with performing such audits; provided, however, that if any such audit uncovers an underpayment by Apogee that exceeds [***] percent ([***]%) of the total owed for such payment or payment period, as applicable, then Apogee shall reimburse Paragon for the amounts actually paid to such accounting firm for performing such audit.

(e)            If such accounting firm concludes that Apogee has in aggregate underpaid amounts owed to Paragon during the audited period, Apogee shall pay Paragon the amount of the discrepancy within [***] days of the date Paragon delivers to Apogee such accounting firm’s written report and an invoice for such amounts. If such accounting firm concludes that Apogee has in aggregate overpaid amounts owed to Paragon during the audited period, then Apogee may, at its election, either credit such overpaid amount against any future payment obligation to Paragon or require Paragon to refund such amounts within [***] days.

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Article VI

Intellectual Property

6.1            Ownership. Other than rights granted to Apogee under the Agreement with respect to the Licensed Antibody Technology, nothing in this Agreement shall affect Paragon’s rights in any Patents, Know-How, or other intellectual property owned or controlled by Paragon, now or in the future. Other than rights granted to Paragon under the Agreement with respect to the Apogee Intellectual Property, nothing in the Agreement shall affect Apogee’s rights in any Patents, Know-How, or other intellectual property owned or controlled by Apogee, now or in the future.

6.2            Assignment of Licensed Antibody Patents.

(a)            Effective as of Apogee’s payment of the Milestone Payment #1, Paragon hereby assigns to Apogee all of its right, title, and interest in the Licensed Antibody Patents owned by Paragon, in each case to the extent arising from the Research Program. Within [***] days of Paragon’s receipt of Milestone Payment #1, as requested by Apogee, Paragon will assist and take any actions necessary to assign and effectuate the assignment of the Licensed Antibody Patents owned by Paragon to Apogee.

6.3            Patent Prosecution.

(a)            Prosecution Generally. For the purpose of this Article VI, (i) “prosecute” and “prosecution” shall include any patent interference, opposition, pre-issuance Third Party submission, ex parte re-examination, post-grant review, inter partes review or other similar proceeding, appeals or petitions to any board of appeals in a patent office, appeals to any court for any patent office decisions, reissue proceedings, and applications for patent term extensions and the like, and (ii) “Multispecific Patents” means those Patents owned or Controlled by a Party that claim the composition of matter of, or any method of specifically making or using, a Multispecific Antibody.

(b)            Prosecution by Apogee. As between the Parties, Apogee shall be solely responsible for, and have sole discretion over, preparing, filing, prosecuting and maintaining (i) any Patents that it owns or controls (the “Apogee Patents”), and (ii) the Licensed Antibody Patents other than the [***] Licensed Patents (the “Apogee Prosecutable Patents”), in each case, at Apogee’s sole expense.

(i)            Consultation with Paragon. Apogee shall provide Paragon with copies of all material correspondence from and to any patent office relating to the Apogee Prosecutable Patents, and Apogee shall provide Paragon with drafts of all proposed filings to any patent office with respect to such Apogee Prosecutable Patents in reasonably adequate time before submission of such filings for Paragon’s review and comment. Apogee will take into consideration Paragon’s reasonable comments prior to submitting such filings. Additionally, Apogee will reasonably consider and coordinate with Paragon with respect to the filing of any Multispecific Patents that Apogee owns or otherwise Controls.

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(ii)            Paragon’s Backup Right to Prosecute. Apogee shall notify Paragon of any decision not to prepare or file, or to abandon, cease prosecution or not maintain any Apogee Prosecutable Patent anywhere in the Territory. Apogee shall provide such notice at least [***] days prior to any filing or payment due date, or any other due date that requires action, in connection with such Apogee Prosecutable Patent. In such event, Paragon shall have a backup right, but not the obligation, to prepare, file, or continue prosecution or maintenance of, such Apogee Prosecutable Patent in Apogee’s name, at Paragon’s expense.

(iii)           Cooperation in Patent Prosecution. Each Party shall cooperate with the other Party in the preparation, filing, prosecution and maintenance of Apogee Prosecutable Patents, including in each case by providing the prosecuting Party with data and other information as appropriate and executing all necessary affidavits, assignments and other paperwork.

(c)            Prosecution by Paragon. Except with respect to Apogee Prosecutable Patents, Paragon shall be solely responsible for, and have sole discretion over, preparing, filing, prosecuting and maintaining any Patents (including Multispecific Patents) that it owns or otherwise Controls. Paragon’s prosecution of such Patents shall be at Paragon’s sole expense. Notwithstanding the foregoing, in prosecuting any Multispecific Patents, Paragon hereby agrees that during the Term, neither Paragon nor any of its Affiliates or licensees will file, or assist any Third Party in filing, any Patent claiming the composition of matter of, or any method of specifically making or using, any Licensed Antibody or Derived Antibody, other than as part of a Multispecific Antibody.

(i)            Consultation with Apogee. During the ROFN Period, Paragon shall provide Apogee with copies of all material correspondence from and to any patent office relating to the Multispecific Patents, and Paragon shall provide Apogee with drafts of all proposed filings to any patent office with respect to such Multispecific Patents in reasonably adequate time before submission of such filings for Apogee’s review and comment. Paragon will take into consideration Apogee’s reasonable comments prior to submitting such filings.

(ii)            Cooperation in Patent Prosecution. Each Party shall cooperate with the other Party in the preparation, filing, prosecution and maintenance of Multispecific Patents, including in each case by providing the prosecuting Party with data and other information as appropriate and executing all necessary affidavits, assignments and other paperwork.

(d)            [***] Licensed Patents. The Parties acknowledge and agree that Paragon has no right under the [***] License Agreement to file, prosecute or maintain the [***] Licensed Patents, and Apogee has no right under this Agreement to file, prosecute or maintain the [***] Licensed Patents.

(e)            Patent Prosecution Costs Prior to Assignment. No later than [***] days after the Effective Date, Apogee shall reimburse Paragon for any actual costs and expenses incurred by Paragon that are related to the Prosecution of any Apogee Prosecutable Patents prior to the Effective Date. Apogee will [***] reimburse Paragon for any future Prosecution costs and expenses incurred by Paragon prior to assignment of the Licensed Antibody Patents pursuant to Section 6.2.

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(f)            CREATE Act. Notwithstanding anything to the contrary in this Agreement, each Party will have the right to invoke the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. § 103(c)(2)-(c)(3) (the “CREATE Act”) when exercising its rights under Article VI of this Agreement, without the prior written consent of the other Party. Where such Party intends to invoke the CREATE Act, it will notify the other Party and the other Party will cooperate and coordinate its activities with such Party with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a joint research agreement (JRA) as defined in the CREATE Act.

6.4            Patent Enforcement and Defense.

(a)            Notice of Patent Infringement and Patent Challenge. Each Party shall give the other Party notice of any known or suspected infringement by a Third Party of any Licensed Antibody Patent (“Patent Infringement”) and any known or suspected challenge by a Third Party against the validity or enforceability of any Licensed Antibody Patent (“Patent Challenge”) within [***] days after such Patent Infringement or Patent Challenge comes to such Party’s attention.

(b)            Apogee’s First Right to Enforce or Defend. Apogee shall have the first right, but not the obligation, to bring and control any legal action, including by declaratory judgment action, patent litigation or similar proceeding, in connection with any Patent Infringement or Patent Challenge with respect to the Apogee Prosecutable Patents in the Territory at its own expense and discretion as it reasonably determines appropriate. Apogee shall keep Paragon informed and reasonably consult with Paragon in the course of such legal action. Paragon shall have the right to be represented in any such legal action by counsel of its choice at its own expense.

(c)            Settlement. In connection with any such legal action or proceeding, Apogee shall not enter into any settlement admitting the invalidity or unenforceability of Apogee Prosecutable Patents without the prior written consent of Paragon (such consent not to be unreasonably conditioned, withheld, or delayed).

(d)            Paragon’s Backup Right to Enforce or Defend. If Apogee does not initiate a legal action for Patent Infringement or Patent Challenge within [***] days after a notice from Paragon under Section 6.4(a), then Paragon shall have a backup right, but not the obligation, to initiate such legal action at its own expense.

(e)            Allocation of Recoveries. Any recoveries resulting from such legal action initiated by Apogee or Paragon hereunder relating to Patent Infringement or Patent Challenge, including pursuant to a settlement, shall be applied as follows: (i) first to reimburse [***] of each of the Parties in such action; and (ii) second, any amounts remaining after paying the amounts due each Party under clause (i) (the “Remaining Recovery”) shall be allocated to [***] in an amount equal to [***], with the remaining portion of the Remaining Recovery being allocated to as follows: [***] percent ([***]%) to the Party initiating the action, and [***] percent ([***]%) to the other Party.

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(f)            Apogee Patents. As between the Parties, Apogee shall be solely responsible for, and have sole discretion over, enforcement and defense of any Apogee Patents. Any recoveries resulting from any legal action with respect to the Apogee Patents shall be retained solely by Apogee.

(g)            [***] Licensed Patents. The Parties acknowledge and agree that Paragon has no right under the [***] License Agreement to enforce the [***] Licensed Patents, and Apogee has no right under this Agreement to enforce the [***] Licensed Patents.

(h)            Cooperation with Patent Enforcement. At the request of the enforcing Party (and at the requesting Party’s expense), the other Party shall reasonably cooperate and provide any information or assistance in connection with any legal action under this Section 6.4, including executing reasonably appropriate documents, cooperating in discovery and, if required by Applicable Law, joining as a party to the legal action at its own expense.

6.5            Third Party Patent Proceedings.

(a)            Apogee’s First Right to Challenge Third Party Patents. Apogee shall have the sole and exclusive right, but not the obligation, to bring and control any legal action to challenge any Patents controlled by a Third Party, including by declaratory judgment action, patent interference, opposition, pre-issuance submission, ex parte re-examination, post-grant review, inter partes review, patent litigation or similar proceeding, in each case that are necessary or reasonably useful to make, use, offer for sale, sell, import, export, research, develop, manufacture or commercialize any Licensed Antibody, Derived Antibody or Product.

(b)            Cooperation by Paragon. At the request of Apogee, Paragon shall cooperate and provide any information or assistance in connection with any legal action under this Section 6.5, including executing reasonably appropriate documents, cooperating in discovery and, if required by Applicable Law, joining as a party to the action at Apogee’s cost and expense.

6.6            Common Interest Agreement. At the request of either Party to conduct the activities under this Article VI, the Parties shall cooperate in good faith to enter into a customary common-interest agreement intended to preserve attorney-client privilege with respect to disclosures and communications by or on behalf of either Party or its Affiliates in connection with such activities.

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Article VII

PROTECTION OF CONFIDENTIAL INFORMATION

7.1            Confidentiality. Except to the extent expressly authorized by this Agreement, the Receiving Party agrees that, during the Term and for [***] years thereafter, it shall keep confidential and shall not publish or otherwise disclose to any Third Party, and shall not use for any purpose other than as expressly provided for in this Agreement, any Confidential Information of the Disclosing Party. The Receiving Party may disclose Confidential Information of the Disclosing Party to those of the Receiving Party’s Representatives who have a need for such information, provided that the Receiving Party shall advise such Representatives of the confidential nature thereof, shall ensure that each such Representative is bound in writing by obligations of confidentiality and non-use at least as stringent as those contained in this Agreement, and shall be responsible for the compliance of its Representatives with the terms of this Agreement. The Receiving Party shall use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but in no event less than reasonable care) to ensure that its Representatives do not disclose or make any unauthorized use of the Confidential Information of the Disclosing Party. The Receiving Party shall promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Confidential Information of the Disclosing Party.

7.2            Exceptions. The Receiving Party’s obligations under Section 7.1 shall not apply to any Confidential Information of the Disclosing Party that the Receiving Party can prove by competent evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party in breach of this Agreement, generally known or available; (b) is known by the Receiving Party at the time of receiving such information from the Disclosing Party; (c) is hereafter furnished to the Receiving Party by a Third Party, as a matter of right and without restriction on disclosure; or (d) is independently discovered or developed by the Receiving Party, without the aid, use or application of any Confidential Information of the Disclosing Party.

7.3            Authorized Disclosure. Notwithstanding the provisions of this Article VII, the Receiving Party may disclose Confidential Information, without violating its obligations under this Agreement, to the extent the disclosure is:

(a)            required by a valid order of a court or other governmental body of competent jurisdiction or as otherwise required by Applicable Law, rule, regulation (including securities laws and regulations), government requirement, or as may be required in connection with any filings made with, or by the disclosure policies of, a stock exchange, provided that the Receiving Party shall give reasonable prior written notice to the Disclosing Party of such required disclosure and, at [***] request and expense, shall cooperate with the Disclosing Party’s efforts to contest such requirement, to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued or the law, rule or regulation required, or to obtain other confidential treatment of such Confidential Information; or

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(b)            reasonably necessary to file or prosecute patent applications, prosecute or defend litigation or otherwise establish rights or enforce obligations under this Agreement, in each case, in accordance with this Agreement; or

(c)            under appropriate confidentiality provisions substantially equivalent to those in this Agreement (but of shorter duration if customary in the case of subclause (ii)) (i) in connection with the performance of its obligations or as reasonably necessary or useful in the exercise of its rights under this Agreement, including the right to grant licenses or sublicenses as permitted hereunder, or (ii) to actual or bona fide potential Sublicensees, acquirers, merger partners, assignees, collaborators, investment bankers, investors or lenders.

7.4            Use of Names. Neither Party shall use the other Party’s name or trademarks in any advertising, sales, or promotional material or in any publication without the prior written consent of the other Party.

7.5            Confidentiality of this Agreement. This Agreement and its terms are considered Confidential Information of both Parties, and each Party shall keep confidential and shall not publish or otherwise disclose the terms of this Agreement without the prior written consent of the other Party, except as expressly permitted by Section 7.3, and except that both Parties may disclose this Agreement and its terms to its legal, financial and investment banking advisors; bona fide potential and actual investors, acquirers, merger partners, assignees, collaborators, investment bankers, lenders, licensees, sublicensees, or strategic partners in connection with license or partnering transactions, due diligence or similar investigations by such Third Parties or in confidential financing documents; and counsel or other advisors for the foregoing; provided, in each case, that any such Third Party agrees to be bound by obligations of confidentiality and non-use at least as restrictive as those set forth in this Article VII (provided that the confidentiality term applicable to such Third Party may be shorter so long as it is commercially reasonable).

7.6            Publicity. Neither Party will generate or allow any publicity regarding this Agreement or the transaction contemplated hereunder without the other Party first approving such press release or publication in writing, except for any public disclosure by or on behalf of a Party that is, in the opinion of such Party’s counsel, required by Applicable Law or the rules of a stock exchange on which the securities of such Party are listed (or to which an application for listing has been submitted) and except that a Party may, once a press release or other public written statement is approved in writing by both Parties, make subsequent public disclosure of the information contained in such press release or other public written statement without the further approval of the other Party.

7.7            Return of Confidential Information. Promptly after the termination or expiration of this Agreement for any reason, each Party will return to the other Party or destroy, as such other Party will direct, all tangible manifestations of such other Party’s Confidential Information at that time in the possession of the receiving Party, subject to the receiving Party’s right to maintain one copy of such tangible manifestations of such other Party’s Confidential Information solely for purposes of monitoring its compliance with this Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Article VIII

REPRESENTATIONS AND WARRANTIES

8.1            Mutual Representations. Each Party represents and warrants to the other Party that: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder; and (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not and will not conflict with any agreement, instrument, or understanding, oral or written, to which it is or may become a party or by which it may be or become bound.

8.2            Representations of Paragon. Paragon hereby represents, warrants and covenants to Apogee as of the Effective Date that:

(a)            Paragon has set forth, in Exhibit A, a complete and accurate list of all the Licensed Antibody Patents it owns or Controls as of the Effective Date (including title, all inventors, owners, assignees, filing date, grant date, expiration date, and status);

(b)            Paragon has properly filed, prosecuted and maintained such Licensed Antibody Patents;

(c)            Paragon has complied with all duties of disclosure and has not engaged in any inequitable conduct with respect to all such Licensed Antibody Patents;

(d)            all Licensed Antibody Patents listed in Exhibit A that have been issued as of the Effective Date are in full force and effect and are, to Paragon’s knowledge, valid and enforceable;

(e)            other than the Patents listed in Exhibit A, as of the Effective Date neither Paragon nor any of its Affiliates own or have any rights in, to or under any Patents Covering any Licensed Antibody or Derivative Antibody, or their composition, or any method of specifically manufacturing such Antibody;

(f)            There are no judgments against or awards or settlements against Paragon or any of its Affiliates, and there are no claims, actions, or proceedings pending or, to Paragon’s knowledge, threatened, nor to Paragon’s knowledge are there any formal inquiries initiated or written notices received that are reasonably likely to lead to the institution of any such legal proceedings, in each case (i) relating to any Licensed Antibodies, Derivative Antibodies, or Licensed Antibody Technology or alleging that any Third Party has any right to or under any Products, Licensed Antibodies, Derivative Antibodies, or Licensed Antibody Technology that would conflict with the rights granted in this Agreement; or (ii) alleging that any Licensed Antibody Patent is unpatentable, invalid, unenforceable, or not infringed;

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(g)            All of Paragon’s and its Affiliates’ employees, officers, subcontractors and consultants: (i) have assigned, or are under contractual obligations to assign, to Paragon all inventions conceived, reduced to practice or otherwise related to Licensed Antibodies, Derivative Antibodies, or Licensed Antibody Technology; (ii) to Paragon’s knowledge, have no obligations under agreements or Applicable Law to assign any interest in any such inventions to any Third Party; and (iii) have existing obligations under agreements or Applicable Law to maintain as confidential Paragon’s Confidential Information as well as confidential information of other parties (including of Apogee and its Affiliates);

(h)            none of Paragon, its Representatives, or any other person used by Paragon in the performance of the Agreement has been or is (i) debarred, convicted, or is subject to a pending debarment or conviction, pursuant to section 306 of the United States Food Drug and Cosmetic Act, 21 U.S.C. § 335a, (ii) listed by any government or regulatory agencies as ineligible to participate in any government healthcare programs or government procurement or non-procurement programs (as that term is defined in 42 U.S.C. 1320a-7b(f)), or excluded, debarred, suspended or otherwise made ineligible to participate in any such program, or (iii) convicted of a criminal offense related to the provision of healthcare items or services, or is subject to any such pending action. Paragon agrees to inform Apogee in writing promptly if Paragon or any person who is performing activities on its behalf under the Agreement is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending or threatened;

(i)            No funding, facilities, or personnel of any governmental authority or any public or private educational or research institutions were used to develop or create any Licensed Antibody Technology, and neither Paragon nor any of its Affiliates has entered into a government funding relationship that would result in rights to any Products, Licensed Antibodies, Derivative Antibodies, or Licensed Antibody Technology residing in the U.S. Government, the National Institutes of Health, or other agency, and the licenses granted hereunder are not subject to overriding obligations to the U.S. Government as set forth in Public Law 96-517 (35 U.S.C. §§ 200-204), or any similar obligations under the laws of any other country in the Territory;

(j)            Subject to Article VI, and Section 11.6, during the Term, Paragon will not grant a Third Party any license or other right in the Licensed Antibody Technology that would conflict with the rights and licenses granted to Apogee hereunder with respect to such Licensed Antibody Technology; and

(k)            (i) the version of the [***] License Agreement attached to this Agreement as Exhibit B is a true, correct and complete copy of the [***] License Agreement; and (ii) Paragon has not received a notice of breach or termination from [***] under the [***] License Agreement, nor has Paragon delivered a notice of breach or termination to [***] under the [***] License Agreement, and the [***] License Agreement is in full force and effect.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

8.3            DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, DURABILITY, MERCHANTABLE QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.

Article IX

TERM; TERMINATION

9.1            Term. The term of this Agreement shall commence on the Effective Date and shall expire on a country-by-country and Product-by-Product basis on the expiration of the Royalty Term for such Product in such country, in each case, unless earlier terminated by a Party as set forth below in this Article IX (the “Term”). Upon expiration (but not termination) of the Agreement, the license granted in Section 2.1 shall survive and become royalty-free, fully paid-up, perpetual and irrevocable with respect to the applicable Product in the applicable country.

9.2            Termination by Apogee. Apogee shall have the right to terminate this Agreement in its entirety or on country-by-country or Product-by-Product basis for any or no reason upon sixty (60) days’ prior written notice to Paragon.

9.3            Material Breach. Either Party may terminate this Agreement in its entirety for the material breach of this Agreement by the other Party, if such material breach remains uncured ninety (90) days (or thirty (30) days with respect to (a) any failure to make any payments owing to a Party hereunder, or (b) any material breach of this Agreement by Apogee that also constitutes a breach of a material obligation by Paragon under the [***] License Agreement) following notice from the non-breaching Party to the breaching Party specifying such breach, provided that, in the event of a dispute regarding the existence or cure of a material breach, no termination shall become effective until such dispute is finally resolved pursuant to Section 11.7 in favor of the non-breaching Party and the breaching Party fails to cure such material breach within ninety (90) days thereafter.

9.4            Insolvency. Each Party will have the right to terminate this Agreement in the event of a Bankruptcy Event with respect to the other Party. “Bankruptcy Event” means the occurrence of any of the following: (a) the institution of any bankruptcy, receivership, insolvency, reorganization or other similar proceedings by or against a Party under any bankruptcy, insolvency, or other similar law now or hereinafter in effect, including any section or chapter of the United States Bankruptcy Code, as amended or under any similar laws or statutes of the United States or any state thereof (the “Bankruptcy Code”), where in the case of involuntary proceedings such proceedings have not been dismissed or discharged within [***] days after they are instituted, (b) the insolvency or making of an assignment for the benefit of creditors or the admittance by a Party of any involuntary debts as they mature, (c) the institution of any reorganization, arrangement or other readjustment of debt plan of a Party not involving the Bankruptcy Code, (d) appointment of a receiver for all or substantially all of a Party’s assets, or (e) any corporate action taken by the board of directors of a Party in furtherance of any of the foregoing actions.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

9.5            Termination of [***] License Agreement. In the event the [***] License Agreement is terminated in its entirety, this Agreement shall remain in full force and effect, provided that Apogee is not in material breach of the terms of this Agreement, and agrees to be bound to [***] as a licensor under the terms and conditions of this Agreement and the [***] License Agreement. Apogee shall [***] enter into an appropriate agreement with [***] and an amendment to this Agreement with Paragon to effectuate the foregoing.

9.6            Effect of Termination of this Agreement. If this Agreement terminates for any reason (excluding expiration under Section 9.1), whether with respect to a particular Product, particular country, or in its entirety, then the following shall apply:

(a)            All licenses granted pursuant to Section 2.1 with respect to the terminated Product(s) and terminated country(ies) shall terminate, except as required for Apogee, its Affiliates, and/or its Sublicensees to continue to complete or wind down any ongoing clinical trials for any Product, as may be required by Applicable Law or ethical principles.

(b)            No later than [***] days after the effective date of such termination, each Party shall return or cause to be returned to the other Party, or destroy, all Confidential Information received from the other Party and all copies thereof related to the terminated Product(s) in the terminated country(ies); provided, however, that each Party may retain any Confidential Information reasonably necessary for such Party’s ongoing obligations and rights under this Agreement which do not terminate, and each Party may keep one (1) copy of Confidential Information received from the other Party in its confidential files for record purposes and such copy shall remain subject to Article VII of this Agreement.

(c)            If this Agreement is terminated in its entirety, then, upon [***], (which must be provided to [***] within [***] days after the effective date of termination), (i) Apogee shall assign to Paragon all right, title, and interest in the Licensed Antibody Patents previously assigned to Apogee pursuant to Section 6.2, and (ii) Paragon and Apogee shall [***] discuss in good faith, for a period of up to [***] days following such written request, terms and conditions under which Apogee may be willing to grant to Paragon a [***], [***] license under the Apogee Intellectual Property to, make, have made, sell, offer for sale, have sold, import, export and otherwise exploit Products in the Field in the Territory that were the subject of any research, Development or Commercialization by Apogee or its Affiliates prior to such termination, (“Reversion Products”), as well as the potential transfer of materials, ongoing clinical trials, and applicable regulatory filings and relevant data generated by Apogee with respect to the Reversion Products and necessary for the development and commercialization of such Reversion Product, such agreement to include commercially reasonable financial and other terms, which terms shall take into consideration Apogee’s contributions made in the Development, Commercialization and other exploitation of the Reversion Products.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

9.7            Survival of Sublicenses. Upon termination of this Agreement, at the written request of any Sublicensee who is not then in breach of its sublicense agreement, such sublicense agreement will survive such termination of this Agreement, and Paragon will negotiate in good faith the terms and conditions of a direct license with such Sublicensee that is consistent with the terms of this Agreement (as adjusted for the scope of license, products, field of use, and other provisions of the original sublicense).

9.8            Accrued Rights; Survival. The expiration or termination of this Agreement for any reason shall not release either Party from any liability or obligation that, at the time of such expiration or termination, has already accrued to the other Party or that is attributable to a period prior to such expiration or termination, nor will expiration or any termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, or at law or in equity, with respect to breach of this Agreement. In the event of expiration or any termination of this Agreement, the following provisions of this Agreement shall survive such expiration or termination in accordance with their respective terms and conditions: Article I (Definitions); Section 2.2 (Sublicenses) (with respect to any payments or other performance obligations prior to conversion (if any) to a direct license pursuant to Section 9.7); Section 2.3 (No Implied Licenses; Reservation of Rights); Article III (with respect to any payments or other performance obligations accrued prior to the date of termination or expiration); Section 5.2 (Milestone Payments) (with respect to any outstanding payment obligations incurred prior to the date of termination or expiration); Section 5.3 (Royalties) (with respect to any outstanding payments accrued prior to the effective date of termination); Section 5.4 (Payment Reports) (with respect to the last Calendar Quarter of the Term to the extent not already reported and any outstanding payment obligation with respect to any royalty payments accrued prior to the date of termination or expiration); Section 5.5 (Payment Method) to 5.9 (Blocked Currency) (for the duration of any outstanding payment obligations under this Agreement); Section 5.10 (Records; Inspection) (for the duration set forth therein); Section 6.1 (Ownership); Article VII (Protection of Confidential Information) (for the duration set forth therein); Section 8.3 (Disclaimer of Warranties); Section 9.5 (Effect of Termination of this Agreement); Section 9.7 (Survival of Sublicenses); Section 9.8 (Accrued Rights; Survival); Article X (Indemnification); and Article XI (Miscellaneous).

Article X

INDEMNIFICATION

10.1          By Apogee. Apogee hereby agrees to defend, indemnify, and hold harmless Paragon, its Affiliates and its or their Representatives (each, a “Paragon Indemnitee”) from and against any and all losses, damages, liabilities, expenses, and costs, including reasonable legal expense and attorneys’ fees (collectively, “Losses”), to which any Paragon Indemnitee may become subject as a result of any claim, demand, action, or other proceeding by any Third Party (“Third Party Claim”) to the extent such Losses result from: (a) the gross negligence, recklessness or willful misconduct of any Apogee Indemnitee in the performance of this Agreement; (b) Apogee’s breach of any of its representations, warranties or covenants under this Agreement; (c) Apogee’s research, testing, development, manufacture, use, sale, distribution, licensing and/or commercialization of Licensed Antibodies, Derived Antibodies and/or Products (but, for clarity, excluding any activities conducted by Paragon under this Agreement or the Option Agreement); or (d) any breach of the [***] License Agreement that is caused by the actions or omissions of Apogee or its Affiliates and Sublicensees, in each case ((a) to (d)), except in each case to the extent that any Losses are attributable to the breach of this Agreement by, or the negligence, recklessness or willful misconduct of, any Paragon Indemnitee.

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10.2            By Paragon. Paragon hereby agrees to defend, indemnify, and hold harmless Apogee, its Affiliates, and its or their Representatives (each, an “Apogee Indemnitee”) from and against any and all Losses to which any Apogee Indemnitee may become subject as a result of any Third Party Claim to the extent such Losses result from: (a) the gross negligence, recklessness or willful misconduct of any Paragon Indemnitee in the performance of this Agreement; or (b) Paragon’s breach of any of its representations, warranties or covenants under this Agreement; in each case ((a) to (c)), except to the extent that any Losses are attributable to the breach of this Agreement by, or the negligence, recklessness or willful misconduct of, any Apogee Indemnitee.

10.3            Indemnification Procedures. The Party claiming indemnity under this Article X (the “Indemnified Party”) will give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of the claim, suit, proceeding or cause of action for which indemnity is being sought (“Claim”). The Indemnifying Party’s obligation to defend, indemnify, and hold harmless pursuant to Section 10.1 or Section 10.2, as applicable, will be reduced to the extent the Indemnified Party’s delay in providing notification pursuant to the previous sentence results in material prejudice to the Indemnifying Party; provided, however, that the failure by an Indemnified Party to give such notice or otherwise meet its obligations under this Section 10.3 will not relieve the Indemnifying Party of its indemnification obligation under this Agreement. At its option, the Indemnifying Party may assume the defense and have exclusive control, at its own expense, of any Claim for which indemnity is being sought by giving written notice to the Indemnified Party within [***] days after receipt of the notice of the Claim, provided that (a) it agrees to indemnify the Indemnified Party from and against all Losses the Indemnified Party may suffer arising out of the Claim; (b) the Claim involves only money damages and does not seek an injunction or other equitable relief against the Indemnified Party; and (c) the Indemnifying Party conducts the defense of the Claim diligently. The Indemnified Party will provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense. The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnifying Party will have the right to assume and conduct the defense of the Claim with counsel of its choice. The Indemnifying Party will not settle any Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, unless the settlement involves only the payment of money. The Indemnified Party will not settle any such Claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (ii) the Indemnified Party reserves any right it may have under this Article X to obtain indemnification from the Indemnifying Party.

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10.4            Limitation of Liability. EXCEPT FOR LIABILITY FOR BREACH OF Article VII OR FOR INDEMNIFICATION CLAIMS UNDER THIS Article X, IN NO EVENT SHALL EITHER PARTY BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, EVEN IF THE OTHER PARTY HAD NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

Article XI

MISCELLANEOUS

11.1            Independent Contractor Relationship. Paragon’s relationship with Apogee is that of an independent contractor, and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship. Neither Party is an agent of the other Party or authorized to make any representation, contract, or commitment on behalf of the other Party.

11.2            Force Majeure. Neither Party will be charged with any liability for delay or failure in performance of an obligation under this Agreement (other than any obligation to pay monies when due) to the extent such delay or failure is due to a cause beyond the reasonable control of the affected Party, such as war, riots, labor disturbances, epidemic, pandemic, fire, explosion, and compliance in good faith with any Applicable Law (in each case, a “Force Majeure”). The Parties agree the effects of the COVID-19 pandemic that is ongoing as of the Effective Date (including related government orders) may be invoked as a Force Majeure for the purposes of this Agreement to the extent such effects otherwise qualify as a Force Majeure event, even though the pandemic is ongoing and those effects may be foreseeable. In addition, a Force Majeure event may include reasonable measures affirmatively taken by a Party or its Affiliates to respond to the COVID-19 pandemic or any other pandemic (or other Force Majeure event), such as requiring employees to stay home, closures of facilities, delays of clinical trials, or cessation of activities in response to the pandemic. The Party affected by a Force Majeure will give prompt written notice to the other Party of the nature of the cause of any material delay or failure to perform, its anticipated duration and any action being taken to avoid or minimize the effect. The Party affected will use its diligent efforts to avoid or remove such causes of delay or failure to perform and to mitigate the effect of such occurrence, and will continue performance in accordance with the terms of this Agreement whenever such causes are removed. The Party affected will give prompt written notice to the other Party of such resumed performance. If any such failure or delay in a Party’s performance hereunder continues for more than [***] days, the other Party may terminate this Agreement upon written notice to the affected Party.

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11.3            Entire Agreement; Amendment. This Agreement, together with all Exhibits attached hereto, constitutes the final, complete, and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements, relating to its subject matter. This Agreement (including its Exhibits) may not be changed, modified, amended, or supplemented except by a written instrument signed by both Parties.

11.4            Non-Waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.

11.5            Severability. Should one or more of the provisions of this Agreement become void or unenforceable as a matter of Applicable Law, then this Agreement shall be construed as if such provision were not contained herein and the remainder of this Agreement shall be in full force and effect, and the Parties will use their best efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties.

11.6            Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, that either Party may assign this Agreement and its rights and obligations hereunder without the other Party’s consent to its successor to all or substantially all of the business of such Party to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties, and the name of a Party appearing herein will be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this section. Any assignment not in accordance with this Agreement shall be void.

11.7            Dispute Resolution. The Parties recognize that a bona fide dispute as to certain matters may arise from time to time during the Term relating to either Party’s rights or obligations hereunder or otherwise relating to the validity, enforceability or performance of this Agreement, including disputes relating to alleged breach or termination of this Agreement but excluding any disputes relating to Article VII or disputes relating to the determination of the validity, scope, infringement, enforceability, inventorship or ownership of the Parties’ respective Intellectual Property Rights (hereinafter, a “Dispute”). In the event of the occurrence of any Dispute, the Parties will follow the following procedures in an attempt to resolve the dispute or disagreement:

(a)            The Party claiming that such a Dispute exists will give notice in writing (a “Notice of Dispute”) to the other Party of the nature of the Dispute.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(b)            The Dispute will be referred to the then Chief Executive Officer of Paragon and the then Chief Executive Officer of Apogee who will meet no later than [***] days following the initial receipt of the Notice of Dispute and use reasonable endeavors to resolve the Dispute.

(c)            If, within [***] days of initial receipt of the Notice of Dispute, the Dispute has not been resolved, or if, for any reason, the meeting described in Section 11.7(b) hereof has not been held within [***] days of initial receipt of the Notice of Dispute, then the Parties agree that such Dispute will be finally resolved through binding arbitration to be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules, as specifically modified by the provisions of this Section 11.7(c). The arbitration will be conducted by a panel of three arbitrators. Within [***] days after the initiation of the arbitration, each Party will nominate one person to act as arbitrator, and the two arbitrators so named will then jointly appoint the third arbitrator within [***] days of their appointment, who will serve as chairman of the panel. All three arbitrators must be independent Third Parties having at least [***] years of dispute resolution experience (which may include judicial experience) or legal or business experience in the biotech or pharmaceutical industry. If either Party fails to nominate its arbitrator, or if the arbitrators selected by the Parties cannot agree on a person to be named as chairman within such [***]-day period, JAMS will make the necessary appointments for such arbitrator(s) or the chairman. Once appointed by a Party, such Party will have no ex parte communication with its appointed arbitrator. The place of arbitration will be in Boston, Massachusetts or such other venue as the Parties may mutually agree. The arbitration proceedings and all communications with respect thereto will be in English. Any written evidence originally in another language will be submitted in English translation accompanied by the original or a true copy thereof. The arbitrators have the power to decide all matters in Dispute, including any questions of whether or not such matters are subject to arbitration hereunder. The arbitration will be governed by the Federal Arbitration Act, 9 U.S.C. §§1 et seq., and judgment upon the award rendered by the arbitrators may be entered in any court having competent jurisdiction thereof. The existence, content and results of any arbitration proceedings pursuant to this Section 11.7 will be deemed the Confidential Information of both Parties.

(d)            Notwithstanding any provision of this Agreement to the contrary, either Party may immediately initiate litigation in any court of competent jurisdiction seeking any remedy at law or in equity, including the issuance of a preliminary, temporary or permanent injunction, to preserve or enforce its rights under this Agreement.

(e)            The Parties agree that any disputes relating to Article VII or disputes relating to the determination of the validity, scope, infringement, enforceability, inventorship or ownership of the Parties’ respective Intellectual Property Rights shall be subject to the exclusive jurisdiction of the state and federal courts in Boston, Massachusetts and each Party hereby submits to such jurisdiction.

11.8            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to conflicts of laws principles.

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11.9            Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by internationally recognized express courier, by email, or by facsimile, to the Party to be notified at its address(es) given below, or at any address such Party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) if delivered by express courier, the next Business Day the express courier regularly makes deliveries; or (c) if delivered by email, upon the date upon which the receipt of such email is confirmed by return email. Together with any notice provided by a Party to the other Party in accordance with this Section 11.9, the Party shall send a copy of such notice by email to the other Party.

If to Paragon:	Paragon Therapeutics, Inc.
221 Crescent Street
Building 17, Suite 102B
Waltham, MA 02453
Attn: President

If to Apogee:	Apogee Biologics, Inc.
2001 Market St.
Suite 2500
Philadelphia, PA 19103
Attn: President

11.10            Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person or entity shall be construed to include such person’s or entity’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections or Exhibits shall be construed to refer to Sections or Exhibits of this Agreement, and references to this Agreement include all Exhibits hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “or.” The headings of clauses contained in this Agreement preceding the text of the sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement or have any effect on its interpretation or construction. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist. This Agreement has been prepared in the English language, and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral, or other communications between the Parties regarding this Agreement shall be in the English language. To the extent there is any inconsistency or conflict between the terms and conditions of this Agreement and any exhibit, the terms and conditions of this Agreement will prevail.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

11.11            No Third-Party Rights. The provisions of this Agreement are for the exclusive benefit of the Parties and their successors and permitted assigns, and no other person shall have any right or claim against any Party by reason of these provisions or be entitled to enforce any of these provisions against any Party.

11.12            Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. This Agreement may be executed by facsimile or PDF signatures, which signatures shall have the same force and effect as original signatures.

11.13            Expenses. Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation and completion of this Agreement.

11.14            Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

11.15            Construction. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

11.16            Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive unless explicitly stated to be so, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

11.17            Performance by Affiliates. A Party may perform some or all of its obligations under this Agreement through Affiliate(s) or may exercise some or all of its rights under this Agreement through Affiliates. However, each Party shall remain responsible and be guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance as if such Party were performing such obligations itself, and references to a Party in this Agreement shall be deemed to also reference such Affiliate. In particular and without limitation, all Affiliates of a Party that receive Confidential Information of the other Party pursuant to this Agreement shall be governed and bound by all obligations set forth in Article VII, and shall be subject to the intellectual property assignment and other intellectual property provisions of Article VI as if they were the original Party to this Agreement (and be deemed included in the actual Party to this Agreement for purposes of all intellectual property-related definitions). A Party and its Affiliates shall be jointly and severally liable for their performance under this Agreement.

[Remainder of Page Left Intentionally Blank; Signature Page Follows]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

In Witness Whereof, the Parties have by duly authorized persons executed this Agreement as of the Effective Date.

Paragon Therapeutics, Inc.		Apogee Biologics, Inc.

By:	/s/ Evan Thompson	By:	/s/ Michael Henderson

Name:	Evan Thompson	Name:	Michael Henderson
Title:	COO	Title:	CEO
Date:	4/28/2023	Date:	4/28/2023

[Signature Page to License Agreement]